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                              Baldwin & Lyons, Inc. and Subsidiaries
                              Form 10-K Year Ended December 31, 2003

                                           EXHIBIT 11

                                 COMPUTATION OF PER SHARE EARNINGS


                                                              Year Ended December 31
                                              ---------------------------------------------------------
                                                     2003                 2002                2001
                                              -----------------    -----------------    ---------------
Basic:
  Average number of Class A and
   Class B shares outstanding                       14,562,310           14,609,727         15,153,577
                                              =================    =================    ===============

  Net income                                       $33,075,554          $12,365,636         $5,390,495
                                              =================    =================    ===============

  Per Share Amount                                      $ 2.27               $ 0.85             $ 0.36
                                              =================    =================    ===============


Diluted:
  Average number of Class A and
   Class B shares outstanding                       14,562,310           14,609,727         15,153,577

  Dilutive stock options--based on
    treasury stock method using higher
    of average or year end market prices               135,659              104,168            105,104
                                              -----------------    -----------------    ---------------
                                      TOTALS        14,697,969           14,713,895         15,258,681
                                              =================    =================    ===============

  Net income                                       $33,075,554          $12,365,636         $5,390,495
                                              =================    =================    ===============

  Per Share Amount                                      $ 2.25               $ 0.84             $ 0.35
                                              =================    =================    ===============


Note:  All share, per share and option amounts reflect a five-for-four stock split, effective Feburary 17, 2003.
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